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Exhibit 5.1

September 17, 2013

Cubist Pharmaceuticals, Inc.
65 Hayden Avenue
Lexington, MA 02421

Re:
Registration of Securities on Form S-4 by Cubist Pharmaceuticals, Inc.

Ladies and Gentlemen:

        We have acted as counsel to Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company") in connection with the with the proposed issuance of Contingent Value Rights ("CVRs") by the Company pursuant to the Agreement and Plan of Merger, dated as of July 30, 2013, by and among Optimer Pharmaceuticals, Inc., a Delaware corporation ("Optimer"), the Company, and PDRS Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company (the "Merger Agreement"). The CVRs will be issued under a Contingent Value Rights Agreement (the "CVR Agreement") to be entered into by the Company and a trustee mutually acceptable to the Company and Optimer (the "Trustee"). The CVRs are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission (the "Commission") (Registration No. 333-190851) (as the same may be amended from time to time, the "Registration Statement"), to which this opinion is an exhibit.

        In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

        The opinion expressed below is limited to the laws of the State of New York and the Delaware General Corporation Law.

        Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that:

        1.     The CVRs, when delivered pursuant to the terms of the CVR Agreement, and as contemplated by the Merger Agreement and the Registration Statement, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

        In rendering the opinion set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act; (ii) the CVR Agreement will have been executed and delivered by the Company and will have been authorized, executed and delivered by the Trustee; (iii) the CVR Agreement will constitute a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the specific terms of the CVRs will have been duly established in conformity with the form of CVR Agreement attached to the Merger Agreement and the certificate of incorporation and bylaws of the Company; (v) at the time of the issuance of the CVRs, the Company will be a validly existing corporation under the law of Delaware; and (vi) all the foregoing actions to be taken by the Company are taken so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property.

        Our opinion set forth above is subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and (b) general principles of equity. Our opinions are also subject to the qualification that the enforceability of provisions in the CVR Agreement providing for indemnification, broadly worded waivers, waivers of rights to damages or defenses, waivers of unknown or future claims, and waivers of statutory, regulatory or constitutional rights may be limited on public policy or statutory grounds.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Ropes & Gray LLP
Ropes & Gray LLP

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  Exhibit 5.1